EXHIBIT 10.108

Return recorded instrument to:
William R. Weir
Porter Wright Morris & Arthur, LLP
925 Euclid Avenue, Suite 1700
Cleveland, Ohio  44115



                 MORTGAGE WITH POWER OF SALE, SECURITY AGREEMENT
                 -----------------------------------------------
                             AND FINANCING STATEMENT
                             -----------------------

A POWER OF SALE HAS BEEN GRANTED IN THIS MORTGAGE. A POWER OF SALE MAY ALLOW
----------------------------------------------------------------------------
MORTGAGEE TO TAKE THE MORTGAGED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A
--------------------------------------------------------------------------------
FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS MORTGAGE.
-----------------------------------------------------------------

     THIS MORTGAGE WITH POWER OF SALE, SECURITY AGREEMENT AND FINANCING STATEMENT (this "Mortgage") is made as of the 14th day of March, 2006, by Tulsa Promenade, LLC, a Delaware limited liability company, ("Mortgagor"), in favor of Charter One Bank, N.A., a national banking association with an address of 1215 Superior Avenue, Cleveland, Ohio 44114 ("Mortgagee").

     WHEREAS, Mortgagee has agreed to make a loan to Mortgagor in the principal amount of Fifty Million and No/100 Dollars ($50,000,000.00) (the "Loan") and Mortgagor has executed that certain promissory note of even date herewith in the amount of Fifty Million and No/100 Dollars ($50,000,000.00) (the "Note") having a final maturity on ___________, 2009, with interest thereon according to the terms of the Loan Agreement (defined below) and the Note; and

     WHEREAS, pursuant to that certain Loan Agreement of even date herewith (the "Loan Agreement") executed in conjunction with the Note, and certain limitations set forth in the Loan Agreement regarding the maximum amount available to be disbursed under the Note, Mortgagee has made or will make an initial disbursement in the amount of Thirty-Five Million and No/100 Dollars ($35,000,000.00) (the "Initial Disbursement"); and

     WHEREAS, Mortgagor intends to enter into a Hedging Contract (as defined in the Loan Agreement) with Mortgagee creating additional potential indebtedness of Mortgagor in the amount of approximately Two Million Seven Hundred Thousand and No/100 Dollars ($2,700,000.00) (the "Additional Exposure"); and

     WHEREAS, Mortgagor is justly indebted to Mortgagee in the sum of Thirty-Seven Million Seven Hundred Thousand and No/100 Dollars ($37,700,000.00) consisting of the Initial Disbursement and the Additional Exposure; and

     WHEREAS, pursuant to the terms of the Loan Agreement, Mortgagor may request and Mortgagee may make certain additional obligatory advances of the Loan proceeds ("Additional Advances"); and

     WHEREAS, prior to any Additional Advances, Mortgagor and Mortgagee will amend this Mortgage to increase the amount of indebtedness secured hereby and pay any mortgage tax required in conjunction therewith.

     NOW, THEREFORE, to secure to Mortgagee the payment of the aforesaid indebtedness, with interest thereon, the payment of all present and future indebtedness from Mortgagor to Mortgagee, and the performance of the covenants and agreements herein contained and contained in the Loan Agreement, or any other documents related to the Loan, including without limitation, all obligations and liabilities of Mortgagor under any Hedging Contract, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements with the Mortgagee designed to protect Mortgagor against fluctuations in interest rates or currency exchange rates, Mortgagor does hereby grant, bargain, sell, convey, mortgage and grant a security interest unto Mortgagee and to its successors and assigns the real property located in Tulsa County, Oklahoma, described on attached Exhibit "A", together with all and singular the tenements, hereditaments and appurtenances thereof; all buildings and improvements now or hereafter constructed on such real property; and all fixtures, equipment, machinery, apparatus and articles of personal property of every kind and character now owned or hereafter acquired by Mortgagor and now or hereafter located in or on the aforesaid buildings and improvements or used or useful for the operation, construction, ownership, management, maintenance, financing or sale of the foregoing real property, buildings or improvements, and all accounts, instruments, documents, chattel paper, contract rights, inventory, general intangibles and goods, all of which property is herein called the "Collateral", which shall include, but not be limited to: (a) all signs, draperies, screens, awnings, storm windows and doors, window shades, cabinets, partitions, floor coverings, escalators, elevators and motors, ranges, refrigerators, boilers, tanks, furnaces, radiators and all heating, lighting, plumbing, gas, electric, ventilating, refrigerating, air conditioning, laundry, cleaning, fire prevention, fire extinguishing, communications, kitchen and incinerating equipment of whatsoever kind and character; (b) all of the right, title and interest of Mortgagor in and to any items of personal property which may be subject to a title retention or security agreement superior in lien to the lien of this Mortgage; and (c) proceeds and products thereof; provided the Collateral shall not include fixtures and furnishings owned by bona fide tenants of the improvements. The above described real estate, appurtenances, improvements and Collateral are hereinafter collectively called the "Mortgaged Premises" and are hereby declared to be subject to the lien of this Mortgage as security for the payment of the indebtedness herein described. All of the terms used in this paragraph which are defined in the Oklahoma Uniform Commercial Code (the "UCC") shall have the meanings set forth in the UCC.

     TO HAVE AND TO HOLD the Mortgaged Premises with all the rights, improvements and appurtenances thereunto belonging, or in anywise appertaining unto Mortgagee, its successors and assigns, forever. Mortgagor covenants that, except for rights-of-way and easements of record and other exceptions as may be approved by Mortgagee, Mortgagor is seized of an indefeasible estate in fee simple in the Mortgaged Premises, that Mortgagor has good title to the Mortgaged Premises, a good right to sell, convey and mortgage the same, that the Mortgaged Premises are free and clear of all general and special taxes, liens, charges and encumbrances of every kind and character, and that Mortgagor hereby warrants and will forever defend the title thereto against the claims of all persons whomsoever.

     1. Payment of Debt. If Mortgagor shall pay the indebtedness herein described and Mortgagor shall in all things do and perform all other acts and agreements herein contained to be done, then, in that event only, this Mortgage shall be and become null and void.

     2. Maintenance; Waste. With respect to the Mortgaged Premises, Mortgagor covenants and agrees to keep the same in good condition and repair; to pay all general and special taxes and assessments and other charges that may be levied or assessed upon or against the same as they become due and payable and to furnish to Mortgagee receipts showing payment of any such taxes and assessments, if demanded; to pay all debts for repair or improvements now existing or hereafter arising which may become liens upon or charges against the Mortgaged Premises; to comply with or cause to be complied with all requirements of any governmental authority relating to the Mortgaged Premises; to promptly repair, restore, replace or rebuild any part of the Mortgaged Premises which may be damaged or destroyed by any casualty whatsoever or which may be affected by any condemnation proceeding or exercise of eminent domain; and to promptly notify Mortgagee of any damage to the Mortgaged Premises in excess of One Million Dollars ($1,000,000.00). Mortgagor further covenants and agrees that Mortgagor will not commit or suffer to be committed any waste of the Mortgaged Premises; initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses which may be made of the Mortgaged Premises or any part thereof; permit any lien or encumbrance of any kind or character to accrue or remain on the Mortgaged Premises or any part thereof which might take precedence over the lien of this Mortgage.

     3. Taxes and Insurance. Mortgagor will pay or cause to be paid all real estate taxes and assessments on the Mortgaged Premises and all insurance premiums for hazard and liability insurance covering the Mortgaged Premises as the same shall become due as further set forth in the Loan Agreement. Furthermore, Mortgagor shall submit evidence of payment of the same upon written request from Mortgagee. In the event of a default in the payment of such taxes or insurance then Mortgagee shall be permitted to pay the taxes and/or insurance to protect the Mortgaged Premises and charge the same to the Mortgagor as additional indebtedness secured by the Mortgage. Notwithstanding the foregoing, Mortgagee shall reserve the right to require Mortgagor to pay to Mortgagee in addition to the monthly installments of principal and interest a sum (herein "Funds") equal to one-twelfth of the yearly taxes and assessments which may attain priority over this Mortgage plus one-twelfth of yearly premium installments for hazard insurance, all as reasonably estimated initially and from time to time by Mortgagee on the basis of assessments and bills and reasonable estimates thereof. The Funds shall be held by Mortgagee, who shall apply the Funds to pay said taxes, assessments and insurance premiums. Mortgagee shall make no charge for so holding and applying the Funds or verifying and compiling said assessments and bills. Mortgagee shall not be required to pay Mortgagor any interest on the Funds. Mortgagee shall give to Mortgagor, without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purpose for which each debit to the Funds was made. The Funds are pledged as additional security for the indebtedness secured by this Mortgage. Funds paid hereunder may be commingled with other funds of the Mortgagee.

     If the amount of the Funds held by Mortgagee shall not be sufficient to pay taxes, assessments and insurance premiums as they fall due, Mortgagor shall pay to Mortgagee the amount of any such deficiency within thirty days after notice from Mortgagee to Mortgagor requesting payment thereof.

     Upon payment in full of all sums secured by this Mortgage, Mortgagee shall promptly refund to Mortgagor any Funds held by Mortgagee.

     4. Alterations. Except as permitted under the Loan Agreement, no completed building or other property now or hereafter subject to the lien of this Mortgage shall be removed, demolished or materially altered, without the prior written consent of Mortgagee, except that Mortgagor shall have the right, without such consent, to remove and dispose of, free from the lien of this Mortgage, such Collateral as from time to time may become worn or obsolete, provided that either: (a) simultaneously with or prior to such removal, any such Collateral shall be replaced with other Collateral of a value at least equal to that of the replaced Collateral and free from any title retention device, security agreement or other encumbrance, and by such removal or replacement, Mortgagor shall be deemed to have subjected such Collateral to the lien of this Mortgage; or (b) any net cash proceeds received from such disposition shall be paid over promptly to Mortgagee to be applied to the last installments due on the indebtedness hereby secured, without any charge for prepayment.

     5. Default; Remedies. Upon the failure of Mortgagor (after notice to Mortgagor and expiration of any applicable cure period pursuant to the Loan Agreement) to pay any of the taxes, assessments, debts, liens or other charges as the same become due and payable, or to insure the Mortgaged Premises as required under the Loan Agreement, or to perform any of Mortgagor's covenants and agreements herein, Mortgagee is hereby authorized, at its option, to insure the Mortgaged Premises, or any part thereof, and pay the costs of such insurance and to pay such taxes, assessments, debts, liens or other charges herein described, or any part thereof, and to remedy Mortgagor's failure to perform hereunder and pay the costs associated therewith, and Mortgagor hereby agrees to refund on demand all sum or sums so paid, with interest thereon at the default rate under the Note; and any such sum or sums so paid together with interest thereon shall become a part of the indebtedness hereby secured; provided, however, that the retention of a lien hereunder for any sum so paid shall not be a waiver of subrogation or substitution which Mortgagee might otherwise have. In the event of the failure of Mortgagor to pay any of the taxes, assessments, debts, liens or other charges herein described as the same become due and payable (provided, however, Mortgagor shall have the right to contest any such charges in good faith by appropriate proceedings and thereby not be in default) or to keep the Mortgaged Premises insured in the manner and time herein provided, or the failure to deliver renewal policies in the manner and time herein provided, or if any installment of principal or interest is not paid at or within the time required by the terms of the Note, or the failure to do any of the things herein agreed to be done, or on the breach of any of the terms of the Note, the Loan Agreement, the Loan documents (as defined in the Loan

Agreement), this Mortgage or any other instrument securing or evidencing the indebtedness hereby secured, beyond any applicable grace period contained therein, including, without limitation, all agreements between Mortgagee and the Mortgagor which give rise to Hedging Obligations (as defined in the Loan Agreement), then, in any of such events, whether Mortgagee has paid any of the taxes, liens or other charges, or procured the insurance, or remedied Mortgagor's failure to perform, all as above mentioned, or not, Mortgagor shall be in default hereunder. In the event of default, after applicable cure period, Mortgagee may either (1) declare the principal of the Note, all interest accrued thereon and all other sums hereby secured, without deduction and without notice, to be immediately due and payable, and Mortgagee will be entitled to foreclose this Mortgage by judicial proceeding, or (2) after any notice to Mortgagor and Mortgagor required by the Oklahoma Power of Sale Mortgage Foreclosure Act, declare the principal of the Note, all interest accrued thereon and all other sums hereby secured, without deduction, to be immediately due and payable, and Mortgagee will be entitled to foreclose this Mortgage by power of sale pursuant to the provisions of the Oklahoma Power of Sale Mortgage Foreclosure Act. Mortgagor hereby confers upon Mortgagee and grants to Mortgagee the power to sell the Mortgaged Premises. On default, Mortgagee will be entitled to exercise all further and additional remedies as might now or hereafter be accorded to Mortgagee at law or in equity. Whether Mortgagee elects to foreclose this Mortgage by judicial proceeding or by power of sale, Mortgagee shall, immediately on default, be entitled to the possession of the Mortgaged Premises and the rents and profits thereof, and shall be entitled to have a receiver appointed to take possession of the Mortgaged Premises without notice, which notice Mortgagor hereby waives, notwithstanding anything contained in this Mortgage or any law heretofore or hereafter enacted.

     6. Taxes; Expenses. Mortgagor agrees to pay any and all taxes which may be levied or assessed directly or indirectly upon the Note, this Mortgage and the indebtedness hereby secured, and further agrees to pay all expenses incurred in connection with the creation of the indebtedness hereby secured, including, without limitation, all broker's fees, real estate commissions, attorneys' fees, title guaranty fees, survey expenses, appraiser's fees, abstracting expenses, recording costs and lien indemnification fees, without regard to any law which may be hereafter enacted imposing payment of the whole or any part thereof upon Mortgagee; and, upon violation of this agreement, or upon the rendering by any court of competent jurisdiction of a decision that such an agreement by a mortgagor is legally inoperative, or if the rate of said taxes and expenses added to the rate of interest provided for in the Note shall exceed the then legal rate of interest, then, and in any such event, the indebtedness hereby secured, without deduction, shall, at the option of Mortgagee become immediately due and payable, anything contained in this Mortgage or in the Note notwithstanding. The additional amounts which may become due and payable hereunder shall be regarded as part of the indebtedness secured by this Mortgage.

     7. Compliance with Laws. Mortgagor shall promptly and faithfully comply with, conform to and obey all laws, regulations and other governmental requirements of any agency or group having jurisdiction or similar body exercising similar functions, that may be applicable to Mortgagor or to the Mortgaged Premises or to the use or manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Mortgaged Premises, whether or not such law, regulation or other governmental requirement or rule or regulation shall necessitate structural changes or improvements or interfere with the use or enjoyment of the Mortgaged Premises.

     8. Expenses of Collection. It is agreed that if, and as often as, this Mortgage or the Note is placed in the hands of an attorney for collection, or to protect the priority or validity of this Mortgage, or to prosecute or defend any suit affecting the Mortgaged Premises, or to enforce or defend any of Mortgagee's rights hereunder, Mortgagor shall pay to Mortgagee its reasonable attorneys fees, together with all court costs, expenses for title examination, title insurance or other disbursements relating to the Mortgaged Premises, which sums shall be secured hereby.

     9. Appraisement. Appraisement of the Mortgaged Premises is hereby expressly waived, or not, at the option of Mortgagee, such option to be exercised at the time judgment is rendered in any foreclosure hereof, or at any time prior thereto.

     10. Sale in Parcels. In case of any sale under this Mortgage by virtue of judicial proceedings or otherwise, the Mortgaged Premises may be sold in one parcel and as an entirety or in such parcels, manner or order as Mortgagee in its sole discretion may elect, and Mortgagor waives any and all rights which Mortgagor may have to insist upon the sale of the Mortgaged Premises in one parcel or in separate parcels.

     11. Condemnation Awards. Application of proceeds received from condemnation shall be applied as set forth in Article VIII of the Loan Agreement.

     12. Proceeds of Insurance; Restoration Following Casualty, Application of Proceeds. Application of proceeds received from insurance shall be applied as set forth in Article VIII of the Loan Agreement.

     13. Certificate. Mortgagor, upon request made either personally or by mail, shall certify to Mortgagee or to any proposed assignee of this Mortgage, by a writing duly acknowledged, the amount of principal and interest then owing on this Mortgage and whether any offsets or defenses exist against the indebtedness hereby secured, within ten (10) days after the mailing of such request.

     14. Notice. Except for any notice required under applicable law to be given in another manner, any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (i) if hand delivered or if sent by telecopy, effective upon receipt or (ii) if delivered by overnight courier service, effective on the day following delivery to such courier service, or
(iii) if mailed by United States registered or certified mail, postage prepaid, return receipt requested, effective two (2) days after deposit in the United States mails; addressed in each case as follows:

     If to Mortgagor:

            Tulsa Promenade, LLC
            c/o Glimcher Properties Limited Partnership
            190 East Gay Street
            Columbus, Ohio 43215
            Attn:  General Counsel

     If to Mortgagee:

            Charter One Bank, N.A.
            1215 Superior Avenue
            Cleveland, Ohio  44114

or at such other address or to such other addressee as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

     15. Future Advancements. This Mortgage shall secure the payment of the Note, including any and all advancements made by Mortgagee thereunder, and any and all additional indebtedness of Mortgagor to Mortgagee incurred in connection with the Mortgaged Premises or any improvements now or hereafter located thereon, whether or not incurred or becoming payable under the provisions hereof and whether as future advancements or otherwise, together with any renewals, modifications, rearrangements, consolidations or extensions of the Note or other indebtedness.

     16. Inspection; Management. Mortgagee and any persons authorized by Mortgagee shall have the right after reasonable notice to enter and inspect the Mortgaged Premises at all reasonable times. If, at any time after default by Mortgagor in the performance of any of the terms, covenants or provisions of this Mortgage or the Note, the management or maintenance of the Mortgaged Premises shall be determined by Mortgagee, Mortgagor shall employ, for the duration of such default, as managing agent of the Mortgaged Premises, any person from time to time designated or approved by Mortgagee.

     17. Payment by Others. Any payment made in accordance with the terms of this Mortgage by any person at any time liable for the payment of the whole or any part of the indebtedness now or hereafter secured by this Mortgage, or by any subsequent owner of the Mortgaged Premises, or by any other person whose interest in the Mortgaged Premises might be prejudiced in the event of a failure to make such payment, or by any stockholder, officer or director of a corporation or any partner of a partnership or trustee or beneficial owner of a trust which at any time may be liable for such payment or may own or have such an interest in the Mortgaged Premises, shall be deemed, as between Mortgagee and all persons who at any time may be liable as aforesaid or may own the Mortgaged Premises, to have been made on behalf of Mortgagor.

     18. No Waiver. Any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Neither Mortgagor nor any other person now or hereafter obligated for the payment of the whole or any part of the indebtedness now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or of any obligations secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner or owners of the Mortgaged Premises and Mortgagee extending, from time to time, the time of payment or modifying the terms of the Note or this Mortgage without first having obtained the consent of Mortgagor or such other person, and in the latter event, Mortgagor and all such other persons shall continue liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Mortgagee. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Premises, Mortgagee may release the obligation of anyone at any time liable for any of the indebtedness secured by this Mortgage or any part of the security held for such indebtedness and may from time to time extend the time of payment or otherwise modify the terms of the Note and/or this Mortgage without, as to the security for the remainder thereof, in any way impairing or affecting the lien of this Mortgage or the priority of such lien, as security for the payment of the indebtedness as it may be so extended or modified, over any subordinate lien. The holder of any subordinate lien shall have no right to terminate any lease affecting the Mortgaged Premises whether or not such lease is subordinate to this Mortgage. Mortgagee may resort for the payment of indebtedness hereby secured to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

     19. Cumulative Remedies. The rights of Mortgagee arising under the clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of these shall be in exclusion of the other. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding.

     20. Financial Reports. With respect to the Mortgaged Premises and Mortgagor's operation thereof, Mortgagor agrees to keep proper books of record and account in accordance with the requirements set forth in the Loan Agreement. Mortgagee shall have the right to examine the books of record and account of Mortgagor and to discuss the affairs, finances and accounts of Mortgagor and to be informed as to the same by Mortgagor, all at such reasonable times and intervals as Mortgagee may request. Mortgagor agrees to furnish to Mortgagee such financial statements and other financial information regarding the Mortgaged Premises as required under the Loan Agreement. On request, Mortgagor will furnish convenient facilities for the audit and verification of such statements by Mortgagee.

     21. Security Interest. This Mortgage shall also be considered to be and shall be construed as a security agreement under the UCC with respect to any property described herein which is not a part of the real property described herein.

          21.1 Assembly of Collateral. Upon default hereunder and acceleration of the indebtedness pursuant to the provisions hereof, Mortgagee may at its discretion require Mortgagor to assemble the Collateral and make it available to Mortgagee at a place reasonably convenient to both parties to be designated by Mortgagee.

          21.2. Notice of Sale. Mortgagee shall give Mortgagor written notice of the time and place of any public sale of any of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made by sending notice to Mortgagor at least five (5) days before the time of the sale or other disposition, which provisions for notice Mortgagor agrees are reasonable.

          21.3 Additional Documents. Mortgagee is authorized to file any financing statement, renewal affidavit, certificate, continuation statement, inventory or other documents that it deems necessary in order to protect, preserve, continue, extend or maintain the security interest under and the priority of this Mortgage. Mortgagor will, upon demand, pay any expenses incurred by Mortgagee in the preparation and filing of any such documents in the event such documents are necessary as a result of any request or other action of Mortgagor.

          22. Intentionally deleted.

     23. Bankruptcy. The entire indebtedness secured by this Mortgage shall become and immediately be due at the option of Mortgagee if by order of a court of competent jurisdiction a receiver or liquidator or trustee of Mortgagor or of all or any part of the Mortgaged Premises, shall be appointed and shall not have been discharged within sixty (60) days; or, if by decree of such court, Mortgagor shall be adjudicated bankrupt or insolvent or the Mortgaged Premises shall have been sequestered and such decree shall have continued undischarged and unstayed for sixty (60) days after the entry thereof; or if Mortgagor shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy or insolvency law or shall consent to the filing of any bankruptcy petition against Mortgagor under any such law; or if Mortgagor shall file a petition or answer seeking reorganization or an arrangement with creditors; or if (without limitation of the generality of the foregoing) Mortgagor shall make an assignment for the benefit of creditors, or shall admit in writing an inability to pay debts generally as they become due, or shall consent to the appointment of a receiver, or trustee or liquidator of Mortgagor, or of all or any part of the Mortgaged Premises.

     24. Mineral Interests. Mortgagor agrees that the making of any oil, gas or mineral lease or the sale or conveyance of any mineral interest or right to explore for minerals under, through or upon the Mortgaged Premises would impair the value of the Mortgaged Premises as security for payment of the indebtedness and that Mortgagor shall have no right, power or authority to lease the Mortgaged Premises, or any part thereof, for oil, gas or other mineral purposes, or to grant, assign or convey any mineral interest of any nature, or the right to explore for oil, gas and other minerals, without first obtaining from Mortgagee express written permission, which permission shall not be valid until recorded. Mortgagor further agrees that if Mortgagor shall make any such lease or attempt to grant any such mineral rights without such prior written permission, then Mortgagee shall have the option, without notice, to declare the same to be a default hereunder and to declare the indebtedness hereby secured immediately due and payable. Whether or not Mortgagee shall consent to such lease or grant of mineral rights, Mortgagee shall receive the entire consideration to be paid for such lease or grant of mineral rights, with the same to be applied upon the indebtedness hereby secured; provided, however, that the acceptance of such consideration shall in no way impair the lien of this Mortgage on the entire Mortgaged Premises and all rights therein, including all mineral rights.

     25. Occupancy Leases. With respect to all subsisting and future leases (the "Occupancy Leases") affecting the Mortgaged Premises, Mortgagor agrees (a) to faithfully perform Mortgagor's covenants as lessor under the Occupancy Leases and neither do, nor neglect to do, nor permit to be done, anything (other than pursuing the enforcement of the terms of such leases in the exercise of the lessor's remedies hereunder following default on the party of any lessee) which might cause the modification or termination of any of the Occupancy Leases, or of the obligations of any lessee or any person claiming through such lessee, or which might diminish or impair the value of any of the Occupancy Leases or the rents provided for therein, or the interest of Mortgagor or Mortgagee therein or thereunder; (b) not to anticipate for more than one (1) month any rents that may become collectible under any of the Occupancy Leases; (c) not to execute a mortgage or create or permit a lien affecting the Mortgaged Premises which might be or become superior to any of the Occupancy Leases; (d) to execute and deliver to Mortgagee, within ten (10) days after request therefor, such collateral assignments, estoppel certificates, subordination agreements, attornment agreements and other instruments as might be required by Mortgagee with respect to any Occupancy Leases now or hereafter affecting the Mortgaged Premises; and
(e) all representations made by Mortgagor to Mortgagee in connection with the Occupancy Leases are and will be true and correct.

     26. Prohibited Acts. Mortgagor will not sell, convey, contract to sell, mortgage or otherwise transfer or encumber all or any part of the Mortgaged Premises; or sell, convey, pledge or encumber or permit the sale, conveyance, pledge or encumbrance of any of the interests in the entity owning the Mortgaged Premises, or change or dissolve such owning entity, except as expressly permitted pursuant to Section 9.2 of the Loan Agreement. The occurrence of any of the aforesaid events without Mortgagee's prior written approval, at Mortgagee's option, shall constitute an event of default hereunder, and Mortgagee may declare the indebtedness hereby secured immediately due and payable and exercise any or all of Mortgagee's rights herein provided. This provision shall apply to each and every sale, conveyance, contract to sell or transfer, regardless of whether or not Mortgagee has consented to or waived its rights hereunder, whether by action or inaction, in connection with any previous sale, conveyance, contract to sell or transfer, whether one or more.

     27. Indemnity. Mortgagor agrees to indemnify and hold Mortgagee harmless from and against and to reimburse Mortgagee with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, costs and expenses (including attorneys' fees and court costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Mortgagee at any time and from time to time by reason of or arising out of: (a) the breach of any representation or warranty of Mortgagor set forth in this Mortgage; (b) the failure of Mortgagor to perform any obligation herein required to be performed by Mortgagor; and (c) the ownership, construction, occupancy, operation, use and maintenance of the Mortgaged Premises prior to the date (the "Release Date") on which (i) the indebtedness secured by this Mortgage has been paid and performed in full and this Mortgage has been released, and (ii) if

Mortgagee becomes the owner of the Mortgaged Premises by way of foreclosure of the lien hereof, deed in lieu of such foreclosure or otherwise, the Mortgaged Premises have been sold by Mortgagee; provided, however, this indemnity shall not apply with respect to matters caused by or arising out of the actions of Mortgagee. All of the foregoing covenants, representations, warranties and indemnities made by Mortgagor shall be continuing and shall be true and correct for the period from the date hereof through and as of the Release Date with the same force and effect as if made each day throughout such period, and all of such covenants, representations, warranties, and indemnities shall survive the Release Date.

     28. Fixture Filing. Certain of the Collateral is or will become fixtures on the real estate described herein and this Mortgage, as being recorded in the real estate records of in which the Mortgaged Premises are located, shall be effective as a financing statement on such Mortgaged Premises which is or may become fixtures.

     29. Cross-Default. A default by Mortgagor under this Mortgage, the Loan Agreement, the Note or any of the other Loan Documents executed in connection with the Loan Agreement, shall constitute a default under all such agreements, instruments and obligations.

     30. Cross-Collateralization. This Mortgage shall specifically secure, without limitation, the indebtedness of Mortgagor to Mortgagee pursuant to the Note and Loan Agreement, together with all extensions, renewals, amendments, future advances and increases of the Note and Loan Agreement as well as all other indebtedness of the Mortgagor to Mortgagee.

     31. No Homestead. Mortgagor hereby represents, warrants, covenants and agrees that the Mortgaged Premises do not constitute, and will not become during the term of this Mortgage, homestead property of Mortgagor as such is defined under applicable law.

     32. Subrogation. To the extent funds are advanced under the Note hereby secured for the purpose of paying the indebtedness secured by any mortgage lien having priority over the lien of this Mortgage, Mortgagee shall be subrogated to any and all rights, superior titles, liens and equities owned or claimed by the holder of such prior mortgage. Except with respect to the priority of any mortgage to which Mortgagee is subrogated pursuant to the provisions hereof, the terms and provisions of this Mortgage shall govern the rights and remedies of Mortgagee and shall supersede the rights and remedies provided under any mortgage to which Mortgagee is subrogated.

     33. Governmental Regulation of Mortgagee. Mortgagee is subject to various governmental authorities and the laws, rules and regulations enacted, adopted and promulgated by them. To the extent that Mortgagee's authority to perform its obligations (if any) under this Mortgage, now or hereafter, may be limited or regulated by such governmental authorities, Mortgagee is hereby excused from such performance.

     34. Mortgagee's Failure to Perform. If Mortgagee fails to perform its obligations (if any) under this Mortgage (except to the extent excused therefrom as provided in paragraph 33 above), Mortgagor shall notify Mortgagee in writing (the "Notice") within thirty (30) days after Mortgagor's obtaining knowledge of such failure. Each such Notice shall describe in detail the act or event constituting the non-performance by Mortgagee. Mortgagee shall have thirty (30) days after its receipt of the Notice to cure any such failure to perform, unless such cure cannot be accomplished using reasonable efforts within said thirty
(30) day period, in which case Mortgagee shall have such additional time as may be necessary, using reasonable efforts, to cure such non-performance (the "Mortgagee Cure Period").

     35. Mortgagor's Rights and Remedies. The giving of the Notice and the expiration of the Mortgagee Cure Period shall be conditions precedent to any right of the Mortgagor to bring an action against Mortgagee. Mortgagor hereby expressly agrees that its sole remedy against Mortgagee in any such action shall be that of specific performance.

     36. Governing Law. The parties hereto agree that this Mortgage shall be construed according to the laws of the State of Oklahoma.

     37. Construction. Wherever used in this Mortgage, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word "Mortgagor" shall mean "Mortgagor and/or any subsequent owner or owners of the Mortgaged Premises", the word "Mortgagee" shall mean "Mortgagee or any subsequent holder or holders of this Mortgage", the word "Note" shall mean "the note secured by this Mortgage" and the word "person" shall mean "an individual, corporation, partnership or unincorporated association". The paragraph headings contained herein are included as a matter of convenience and are not intended to define, limit or modify the terms of this Mortgage. This Mortgage shall be binding on Mortgagor and all heirs, personal representatives, successors and assigns of Mortgagor and inure to the benefit of Mortgagee and all heirs, personal representatives, successors and assigns of Mortgagee.

     38. Amendment. This Mortgage cannot be changed except by an agreement in writing signed by the party against whom enforcement of the change is sought.

     39. Special Provision - Revolving Note. Pursuant to the terms of Section
7.28.1 of the Loan Agreement, Mortgagor is entitled to borrow, pay, re-borrow and re-pay sums advanced under the Note. Therefore, the outstanding balance of the Note is subject to fluctuations up or down due to such advances and re-advances of loan proceeds and/or future repayments of such loan proceeds from time to time over the term of the Note, all of which amounts are contemplated by Mortgagor and Mortgagee at the time this Mortgage is executed. In addition, the outstanding principal balance of the Note may, from time to time, be reduced to a zero balance without such repayment operating to extinguish and release the lien and security interest created by this Mortgage. This Mortgage shall remain in full force and effect as to any subsequent future advances made after any zero balance it attained without loss of priority until the Note and other secured indebtedness is paid in full and fully performed and satisfied and all commitment of Mortgagee to make advances under the Note shall have been terminated in whole. Mortgagor waives the operation of any applicable statute, law or regulation having a contrary effect.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK -
                            SIGNATURE PAGE TO FOLLOW]

     IN WITNESS WHEREOF, Mortgagor has duly executed this instrument as of the date first above written.

                             TULSA PROMENADE, LLC, a Delaware limited liability company

                             By: GLIMCHER PROPERTIES LIMITED
                                 PARTNERSHIP, a Delaware limited
                                 partnership, its sole member

                                 By: GLIMCHER PROPERTIES CORPORATION,
                                     a Delaware corporation, its general partner


                                     By:__________________________________
                                        George A. Schmidt
                                        Executive Vice President


STATE OF OHIO             )
                          )
COUNTY OF FRANKLIN        )

     The foregoing instrument was acknowledged before me this _____ day of March, 2006, by George A. Schmidt, as Executive Vice President of Glimcher Properties Corporation, as the sole general partner of Glimcher Properties Limited Partnership, as the sole member of Tulsa Promenade, LLC, a Delaware limited liability company, on behalf of the limited liability company.

                                      _______________________________
                                      Notary Public

                                      My Commission Expires:_____________

                                      (Notarial Seal)

                                   Exhibit "A"
                                   -----------

                                Legal Description